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                                                                    Exhibit 10.3

                              AMENDMENT AGREEMENT
                              -------------------


     THIS AMENDMENT AGREEMENT, dated as of April 6, 1998 (this "Agreement"), is by and between Green Tree Financial Corporation, a Delaware corporation (the "Company") and Lawrence M. Coss, a resident of Minnesota (the "Executive").

                                  WITNESSETH:

     WHEREAS, the Company and the Executive are parties to an Employment Agreement dated as of February 9, 1996 (the "Employment Agreement");

     WHEREAS, the Company and the Executive are parties to a Noncompetition Agreement dated as of February 9, 1996 (the "Noncompetition Agreement");

     WHEREAS, the Company and the Executive desire to amend the Employment Agreement and the Noncompetition Agreement as set forth below, effective as of the date of consummation of the merger (the "Merger") provided for in the Agreement and Plan of Merger among Conseco, Inc., Marble Acquisition Corp. and the Company as of April 6, 1998 (the "Merger Agreement").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                                   AMENDMENTS
                                   ----------

     Article VI of the Employment Agreement shall be amended effective as of the date of consummation of the Merger to add the following language at the end thereof:

          Executive agrees that his employment with the Company will terminate thirty days after the giving of notice of termination to him by the Company, it being understood that such termination shall be deemed to be a termination pursuant to paragraph (c) of this Article VI. If Executive's employment is terminated prior to the first anniversary of the Effective Date, pursuant to paragraph (c) of this Article VI, notwithstanding the provisions of Article V, Executive shall continue to receive his salary, benefits and bonus as if he had remained employed until such first anniversary, shall be entitled to all other benefits provided in Article V, and shall remain reasonably available to provide consulting services to the Company
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          until the first anniversary of the Effective Date, during customary business hours.

     Article V of the Noncompetition Agreement shall be amended effective as of the date of consummation of the Merger to add the following language at the end thereof:

          For 30 days following his termination of employment, Executive shall have the right to purchase the Company's Hawker 800XP (tail number N800XP) aircraft in use as of April 6, 1998 and the Company's hangar (Hangar 350 at the Saint Paul Airport) in use as of April 6, 1998 for a cash payment equal to their then fair market value, and all obligations of the Company to Executive with respect to aircraft usage shall terminate at the earlier of the exercise or expiration of such option. During the period from Executive's termination of employment until the end of the term of the Noncompetition Agreement, the Company will provide Executive use of an office in Saint Paul, Minnesota (or if Executive moves his principal residence to another city, an office in such other city, at his option), a personal secretary and a security person.

                                  ARTICLE II

                                 MISCELLANEOUS
                                 -------------

     This Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns.

     All other provisions of the Employment Agreement and Noncompetition Agreement not specifically amended hereby shall remain in full force and effect.

     This Agreement shall be construed and interpreted under the applicable laws and decisions of the State of Minnesota.

     The provisions of this Agreement shall be considered severable and the invalidity of one shall not render invalid or impair the binding nature and effect of any other provision contained herein.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              GREEN TREE FINANCIAL CORPORATION


                              By:  /s/ Joel H. Gottesman
                                  -------------------------------------

                              Name:    Joel H. Gottesman
                                     ------------------------------

                              Its: Senior Vice President, General Counsel
                                   ---------------------------------------
                                    and Secretary
                                    -------------



                                /s/ Lawrence M. Coss
                              -----------------------------------
                              Lawrence M. Coss

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